UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Portland General Electric Company held its 2015 annual meeting of shareholders on May 6, 2015 in Portland, Oregon. The following proposals were voted on at the meeting by the Company’s shareholders:

1.	The election of directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

3.	An advisory, non-binding vote to approve the compensation of the Company’s named executive officers.

There were 78,323,555 shares of common stock issued and outstanding as of March 3, 2015, the record date for the meeting, with 71,651,536 shares represented at the annual meeting.

Each of the director nominees listed below was elected and the voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-votes
John W. Ballantine	65,738,394	269,565	174,161	5,469,416
Rodney L. Brown, Jr.	65,913,870	100,376	167,874	5,469,416
Jack E. Davis	65,916,034	98,703	167,383	5,469,416
David A. Dietzler	65,901,130	115,122	165,868	5,469,416
Kirby A. Dyess	65,894,439	120,196	167,485	5,469,416
Mark B. Ganz	65,900,542	114,543	167,035	5,469,416
Kathryn J. Jackson	65,929,805	91,419	160,896	5,469,416
Neil J. Nelson	65,909,826	105,189	167,105	5,469,416
M. Lee Pelton	65,876,727	136,400	168,993	5,469,416
James J. Piro	65,906,896	113,748	161,476	5,469,416
Charles W. Shivery	65,907,455	108,931	165,734	5,469,416

Our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. There were 71,014,776 votes cast for the proposal, 436,245 votes cast against the proposal and 200,515 abstentions.

Our shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. There were 65,335,134 votes cast for the proposal, 544,211 votes cast against the proposal, 302,775 abstentions and 5,469,416 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 8, 2015	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer